Exhibit 10.2

CONTRIBUTION, CONVEYANCE AND ASSUMPTION

AGREEMENT

by and among

WESTERN REFINING LOGISTICS LP

WESTERN REFINING LOGISTICS GP, LLC

WESTERN REFINING SOUTHWEST, INC.

SAN JUAN REFINING COMPANY, LLC

WESTERN REFINING PIPELINE, LLC

WESTERN REFINING TERMINALS, LLC

WESTERN REFINING COMPANY, L.P.

and

WESTERN REFINING, INC.

Dated as of October 16, 2013

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

This Contribution, Conveyance and Assumption Agreement, dated as of October 16, 2013 (this “Agreement”), is by and among Western Refining Logistics, LP, a Delaware limited partnership (the “Partnership”), Western Refining Logistics GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Western Refining Southwest, Inc., an Arizona corporation (“WRSW”), San Juan Refining Company, LLC, a New Mexico limited liability company (“SJR”), Western Refining Pipeline, LLC, a New Mexico limited liability company (“WR Pipeline”), Western Refining Terminals, LLC, a Delaware limited liability company (“WR Terminals”), Western Refining Company, L.P., a Delaware limited partnership (the “WRCLP”), and Western Refining Inc., a Delaware corporation (“WNR”). The above-named entities are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Article I.

RECITALS

WHEREAS, the General Partner and WRSW have formed the Partnership, pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware Partnership Act”), for the purpose of owning, operating, developing and acquiring terminals, storage tanks, pipelines, and other logistics assets, as well as engaging in any other business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized under the Delaware Partnership Act.

WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, the following actions have been taken in the following order prior to the date hereof:

1. WRSW formed the General Partner under the terms of the Delaware Limited Liability Act (the “Delaware LLC Act”) and contributed $1,000 in exchange for all of the limited liability company interests in the General Partner;

2. WRSW and the General Partner formed the Partnership under the terms of the Delaware Partnership Act and WRSW contributed $1,000 in exchange for a 100% limited partner interest in the Partnership (the “Initial LP Interest”) and the General Partner was issued a non-economic general partner interest in the Partnership (the “GP Interest”);

3. (a) San Juan Refining Company, a New Mexico corporation, and WRSW, as its sole stockholder, approved and executed an Agreement and Plan of Conversion, providing for the conversion of San Juan Refining Company into a New Mexico limited liability company and changing its name to “San Juan Refining Company, LLC”, and effected such conversion by the filing of a Certificate of Conversion and Articles of Organization with the Secretary of State of the State of New Mexico and (b) Western Refining Pipeline, a New Mexico corporation, and WRSW, as its sole stockholder, approved and executed an Agreement and Plan of Conversion, providing for the conversion of Western Refining Pipeline into a New Mexico limited liability company and changing its name to “Western Refining Pipeline, LLC”, and effected such conversion by the filing of a Certificate of Conversion and Articles of Organization with the Secretary of State of the State of New Mexico. In connection with their respective conversions, each of SJR and WR Pipeline elected to continue to be taxed as corporations for U.S. federal income tax purposes.

4. Western Refining Terminals, Inc., an Arizona corporation, and WRSW, as its sole stockholder, approved the conversion of Western Refining Terminals, Inc. from an Arizona corporation to a Delaware corporation, and effected the conversion by filing a Certificate of Conversion and Certificate of Incorporation with the Secretary of State of the State of Delaware.

5. Western Refining Terminals, Inc., a Delaware corporation, and WRSW, as its sole member, approved the conversion of Western Refining Terminals, Inc. into a Delaware limited liability company and the corresponding changing of its name to “Western Refining Terminals, LLC” and effected the foregoing by filing a Certificate of Conversion and a Certificate of Formation with the Secretary of State of the State of Delaware. In connection with the conversion, WR Terminals elected to continue to be taxed as a corporation for U.S. federal income tax purposes.

6. Each of SJR, WR Pipeline and WR Terminals elected to be treated as a disregarded entity for U.S. federal income tax purposes.

WHEREAS, concurrently with the Closing, each of the matters provided for in Article II will occur in accordance with its respective terms;

WHEREAS, if the Option to Purchase Additional Units is exercised, each of the matters provided for in Article III will occur in accordance with its respective terms; and

WHEREAS, the stockholders, members or partners of the Parties have taken all corporate, limited liability company and partnership action, as the case may be, required to approve the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms below:

“Bloomfield Primary Lease” means that certain Ground Lease and Access Agreement dated October 16, 2013 by and between SJR, as lessor, and WRSW, as lessee.

“Bloomfield Sublease” means that certain Ground Lease and Access Agreement dated October 16, 2013 by and between WRSW, as lessor, and WR Terminals, as lessee.

“Common Unit” means a common unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Collateral” means any and all “Collateral” under (and as defined in) the Second Amended and Restated Revolving Credit Agreement dated as of April 11, 2013, among WNR, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer.

“Effective Time” means 8:00 a.m. Central Time on the date of the Closing.

“El Paso Lease” means that certain Ground Lease and Access Agreement dated October 16, 2013 by and between WRCLP, as lessor, and WR Terminals, as lessee.

“Gallup Lease” means that certain Ground Lease and Access Agreement dated October 16, 2013 by and between WRSW, as lessor, and WR Terminals, as lessee.

“Offering” means the initial public offering of the Partnership’s Common Units.

“Omnibus Agreement” means that certain Omnibus Agreement, dated as of October 16, 2013, among WNR, WRSW, WRCLP, Western Refining Wholesale, Inc., an Arizona corporation, the Partnership and the General Partner, as such agreement may be amended, supplemented or restated from time to time.

“Option Closing Date” has the meaning assigned to such term in the Underwriting Agreement.

“Option Units” means the Common Units that the Partnership will agree to issue upon an exercise of the Option to Purchase Additional Units.

“Original Partnership Agreement” means that certain Agreement of Limited Partnership of the Partnership, dated as of July 23, 2013.

“Option to Purchase Additional Units” has the meaning assigned to it in the Partnership Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the date of this Agreement.

“Partnership Group” has the meaning set forth in the Omnibus Agreement.

“Pipeline Agreement” means that certain Pipeline and Gathering Services Agreement, dated as of October 16, 2013, among WRSW, WRCLP and WR Pipeline, as such agreement may be amended, supplemented or restated from time to time.

“Registration Statement” means the Registration Statement on Form S-1 filed by the Partnership with the United States Securities and Exchange Commission (Registration No. 333-171525), as amended.

“Subordinated Units” means a subordinated unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Terminalling Agreement” means that certain Terminalling, Transportation and Storage Services Agreement, dated as of October 16, 2013, among WRSW, WRCLP and WR Terminals, as such agreement may be amended, supplemented or restated from time to time.

“Underwriters” means the underwriting syndicate listed in the Underwriting Agreement.

“Underwriting Agreement” means a firm commitment underwriting agreement to be entered into between the Partnership and the underwriters named in the Registration Statement.

ARTICLE II

TRANSFERS, CONTRIBUTIONS, ACKNOWLEDGEMENTS AND DISTRIBUTIONS

The following shall be completed immediately following the Effective Time in the order set forth herein:

Section 2.1 Distribution of Bloomfield Terminal to WRSW. SJR shall distribute certain logistics assets, including a refined products terminal in Bloomfield, New Mexico and certain assets related thereto, but expressly excluding the land underlying such assets, to WRSW, and WRSW shall accept such distribution, pursuant to the Conveyances Excluding Land, attached hereto as Exhibit 2.1(a)-1 and Exhibit 2.1(a)-2, and a Bill of Sale and Assignment, attached hereto as Exhibit 2.1(b).

Section 2.2 Distribution of Non-Operating 16” Pipeline to WRSW. WR Pipeline shall distribute certain assets, including (a) the non-operating segment of WR Pipeline’s 16” pipeline commonly referred to as the “Tex NewMex pipeline” and certain assets related thereto, and (b) all cash, inventory, receivables and other Collateral, in each case held by WR Pipeline, to WRSW, and WRSW shall accept such distribution, pursuant to a Pipeline Conveyance, attached hereto as Exhibit 2.2(a), and a Bill of Sale and Assignment, attached hereto as Exhibit 2.2(b).

Section 2.3 Distribution of Flagstaff Terminal to WRSW WR Terminals shall distribute certain assets, including (a) a refined products terminal in Flagstaff, Arizona and certain assets related thereto, and (b) all cash, inventory, receivables and other Collateral, in each case held by WR Terminals, to WRSW, and WRSW shall accept such distribution, pursuant to a Special Warranty Deed, attached hereto as Exhibit 2.3(a), and a Bill of Sale and Assignment, attached hereto as Exhibit 2.3(b).

Section 2.4 Contribution of Four Corners System to WR Pipeline. WRSW shall contribute certain pipeline and gathering assets, including the gathering and mainline system commonly referred to as the “Four Corners System” and certain assets related thereto, to WR Pipeline, and WR Pipeline shall accept such contribution, pursuant to a Pipeline Conveyance, attached hereto as Exhibit 2.4(a), and a Bill of Sale and Assignment, attached hereto as Exhibit 2.4(b). Immediately prior to the foregoing contribution, Giant Industries, Inc. will assign and distribute a lease covering a portion of the “Four Corners System”, and the improvements and assets related to such lease, to WRSW, and WRSW shall accept such assignment and distribution pursuant to an Assignment and Assumption of Lease and Bill of Sale attached hereto as Exhibit 2.4(c).

Section 2.5 Contribution of Terminal Assets to WR Terminals. WRSW shall contribute certain terminal, transportation and storage assets to WR Terminals, including (a) a tank farm and a refined products terminal located within WRSW’s refinery in Gallup, New Mexico and certain assets related thereto, and (b) a refined products terminal in Bloomfield, New Mexico and certain assets related thereto, but in each instance expressly excluding the land underlying such assets, and WR Terminals shall accept such contribution, pursuant to the Conveyances Excluding Land, attached hereto as Exhibits 2.5(a)-1, 2.5(a)-2 and 2.5(a)-3, and a Bill of Sale and Assignment, attached hereto as Exhibit 2.5(b).

Section 2.6 Execution of the Partnership Agreement. The Partnership, the General Partner and WRSW shall amend and restate the Original Partnership Agreement by executing the Partnership Agreement in substantially the form included in Appendix A to the Registration Statement, with such changes as the Partnership, the General Partner and WRSW may agree.

Section 2.7 Contribution of WR Pipeline and WR Terminals to the Partnership. WRSW hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to (i) 100% of the outstanding limited liability company interests in WR Pipeline and (ii) 100% of the outstanding limited liability company interests in WR Terminals (the “WR Subsidiary Interests”) in exchange for 16,167,270 Subordinated Units representing a 35% limited partner interest in the Partnership, (c) the issuance to the General Partner of all of the equity interests in the Partnership classified as “Incentive Distribution Rights” under the Partnership Agreement, (d) the right to receive, upon the expiration of the Option to Purchase Additional Units (i) a number of additional Common Units that is equal to the excess, if any, of (x) 2,062,500 over (y) the aggregate number of Common Units, if any, with respect to which the Underwriters have exercised the Option to Purchase Additional Units; provided that the issuance and purchase of such additional common units is computed within seven (7) Business Days (as defined in the Underwriting Agreement) of the expiration of the Option to Purchase Additional Units, and (ii) a distribution, potentially in whole or in part for reimbursement of pre-formation capital expenditures, in an amount equal to the aggregate amount of cash, if any, contributed by the Underwriters to the Partnership on the Option Closing Date(s) with respect to Common Units (together, the “Deferred Issuance and Distribution”) and (e) the right to receive $110,850,000 in proceeds from the Offering, potentially in whole or in part for reimbursement of pre-formation capital expenditures, and the Partnership hereby accepts the WR Subsidiary Interests as a contribution to the capital of the Partnership.

Section 2.8 Contribution of WRCLP Logistics Assets to the Partnership. WRCLP shall contribute (a) certain terminal, transportation and storage assets to WR Terminals, including (i) a tank farm, a products terminal, and an asphalt plant and terminal located within WRCLP’s refinery in El Paso, Texas and certain assets related thereto but expressly excluding the land underlying such assets, (ii) an asphalt terminal in Albuquerque, New Mexico and certain assets related thereto, (iii) an asphalt terminal in Phoenix, Arizona and certain assets related thereto, and (iv) WRCLP’s right, title and interest in and to an asphalt terminal in Tucson, Arizona and certain assets related thereto, and (b) certain pipeline and gathering assets to WR Pipeline, including (i) a crude oil station in McCamey, Texas and certain assets related thereto, and (ii) a 4” crude oil pipeline commonly referred to as the “Riverbend 4” Gathering Pipeline” and certain assets related thereto (such assets in (a) and (b), the “WRCLP Contribution Assets”), in exchange for (1) 6,998,500 Common Units and 6,643,730 Subordinated Units

representing a 30% limited partner interest in the Partnership and (2) the right to receive $134,550,000 in proceeds from the Offering, potentially in whole or in part for reimbursement of pre-formation capital expenditures, and WR Terminals and WR Pipeline shall accept such contributions, pursuant to a Conveyance Excluding Land, attached hereto as Exhibit 2.8(a), the Special Warranty Deeds, attached hereto as Exhibits 2.8(b)-1 and 2.8(b)-2, an Assignment and Assumption of TEP Service Agreements, attached hereto as Exhibit 2.8(c), a Pipeline Conveyance attached hereto as Exhibit 2.8(d), and a Bill of Sale and Assignment/the Bills of Sale and Assignments, attached hereto as Exhibits 2.8(e)-1 and 2.8(e)-2.

Section 2.9 Entry into Related Party Leases. (a) SJR and WRSW shall enter into the Bloomfield Primary Lease, attached hereto as Exhibit 2.9(a)-1, and the Memorandum of Lease related to the Bloomfield Primary Lease, attached hereto as Exhibit 2.9(a)-2; (b) WRSW and WR Terminals shall enter into (i) the Bloomfield Sublease, attached hereto as Exhibit 2.9(b)(i)-1, and the Memorandum of Lease related to the Bloomfield Sublease, attached hereto as Exhibit 2.9(b)(i)-2, and (ii) the Gallup Lease, attached hereto as Exhibit 2.9(b)(ii)-1, and the Memorandum of Lease related to the the Gallup Lease, attached hereto as Exhibit 2.9(b)(ii)-2, and (c) WRCLP and WR Terminals shall enter into the El Paso Lease, attached hereto as Exhibit 2.9(c)-1, and the Memorandum of Lease related to to the El Paso Lease, attached hereto as Exhibit 2.9(c)-2.

Section 2.10 Public Cash Contribution. The Parties acknowledge that, in connection with the Offering, the public, through the Underwriters, has made a capital contribution to the Partnership of $347,875,000 in cash in exchange for 15,812,500 Common Units (the “Firm Units”) representing a 35% limited partner interest in the Partnership and new limited partners are being admitted to the Partnership in connection therewith.

Section 2.11 Payment of Transaction Expenses and Contribution of Proceeds by the Partnership. The Parties acknowledge (a) the payment by the Partnership, in connection with the Closing, of transaction expenses in the amount of approximately $2,800,000 million, excluding underwriting discounts of $19,700,000 in the aggregate but including a structuring fee of 0.50% of the gross proceeds of the Offering payable to two of the Underwriters (the “Structuring Fee”), (b) the distribution of approximately $110,850,000 to WRSW and $134,550,000 to WRCLP, potentially in whole or in part for reimbursement of pre-formation capital expenditures, and (c) the retention of the Partnership of approximately $75 million in net proceeds from the Offering to be used for general partnership purposes.

Section 2.12 Redemption of the Initial LP Interest from WRSW and Return of Initial Capital Contribution. The Partnership hereby redeems the Initial LP Interest held by WRSW and hereby refunds and distributes to WRSW the initial contribution, in the amount of $1,000, made by WRSW in connection with the formation of the Partnership, along with any interest or other profit that resulted from the investment or other use of such initial contribution.

ARTICLE III

EXERCISE OF OPTION TO PURCHASE ADDITIONAL UNITS

If the Option to Purchase Additional Units is exercised in whole or in part, the Underwriters will contribute additional cash to the Partnership in exchange for Option Units on the basis of the Offering price per Common Unit set forth in the Registration Statement, net of underwriting discounts and the Structuring Fee. Upon the conclusion of the Option to Purchase Additional Units, the Partnership shall take all action necessary to effect the Deferred Issuance and Distribution to WRSW.

ARTICLE IV

FURTHER ASSURANCES

From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement.

ARTICLE V

EFFECTIVE TIME

Section 5.1 Order of Completion of Transactions. The transactions provided for in Article II of this Agreement shall be completed immediately following the Effective Time in the order set forth therein; and, following the completion of the transactions provided for in Article II, the transactions provided for in Article III, if they occur, shall be completed.

Section 5.2 Effective Time. Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II, Article III or Article IV shall be operative or have any effect until the Effective Time, at which time all such provisions shall be effective and operative in accordance with Section 5.1 without further action by any Party.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. All references to limited partner interests representing a percentage of the total limited partner interest in the Partnership herein are calculated based on the number of Common Units expected to be outstanding following the expiration of the Option to Purchase Additional Units).

Section 6.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 6.3 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 6.4 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 6.5 Applicable Law; Forum, Venue and Jurisdiction. This Agreement shall be governed by the laws of the State of Texas without giving effect to its conflict of laws principles. Each Party hereby irrevocably submits to the exclusive jurisdiction of any federal court of competent jurisdiction situated in the United States District Court for the Southern District of Texas sitting in Houston, Texas, or if such federal court declines to exercise or does not have jurisdiction, in the district court of Harris County, Texas. The Parties expressly and irrevocably submit to the jurisdiction of said Courts and irrevocably waive any objection which they may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement brought in such Courts, irrevocably waive any claim that any such action, suit or proceeding brought in any such Court has been brought in an inconvenient forum and further irrevocably waive the right to object, with respect to such claim, action, suit or proceeding brought in any such Court, that such Court does not have jurisdiction over such Party. The Parties hereby irrevocably consent to the service of process by registered mail, postage prepaid, or by personal service within or without the State of Texas. Nothing contained herein shall affect the right to serve process in any manner permitted by law.

Section 6.6 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 6.7 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement. Notwithstanding anything in the foregoing to the contrary, any amendment executed by the Partnership or any of its subsidiaries shall not be effective unless and until the execution of such amendment has been approved by the conflicts committee of the General Partner’s board of directors.

Section 6.8 Integration. THIS AGREEMENT AND THE INSTRUMENTS REFERENCED HEREIN SUPERSEDE ALL PREVIOUS UNDERSTANDINGS OR AGREEMENTS AMONG THE PARTIES, WHETHER ORAL OR WRITTEN, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT AND SUCH INSTRUMENTS. THIS AGREEMENT AND SUCH INSTRUMENTS CONTAIN THE ENTIRE UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO UNDERSTANDING, REPRESENTATION, PROMISE OR AGREEMENT, WHETHER ORAL OR WRITTEN, IS INTENDED TO BE OR SHALL BE INCLUDED IN OR FORM PART OF THIS AGREEMENT UNLESS IT IS CONTAINED IN A WRITTEN AMENDMENT HERETO EXECUTED BY THE PARTIES HERETO AFTER THE DATE OF THIS AGREEMENT.

Section 6.9 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

WESTERN REFINING LOGISTICS, LP		WESTERN REFINING INC.

By:	Western Refining Logistics GP, LLC,	By:	/s/ Jeff A. Stevens
	its general partner		Jeff A. Stevens

President and Chief Executive Officer

WESTERN REFINING TERMINALS, LLC

By:	/s/ Mark J. Smith	By:	/s/ Mark J. Smith
	Mark J. Smith		Mark J. Smith
	Executive Vice President		Executive Vice President

WESTERN REFINING LOGISTICS GP, LLC		WESTERN REFINING PIPELINE, LLC

By:	/s/ Mark J. Smith	By:	/s/ Mark J. Smith
	Mark J. Smith		Mark J. Smith
	Executive Vice President		Executive Vice President

WESTERN REFINING SOUTHWEST INC.		WESTERN REFINING COMPANY, L.P.

By: Western Refining Logistics GP, LLC, its general partner

By:	/s/ Gary R. Dalke	By:	/s/ Gary R. Dalke
	Gary R. Dalke		Gary R. Dalke
	Chief Financial Officer		Chief Financial Officer

SAN JUAN REFINING COMPANY, LLC

By:	/s/ Gary R. Dalke
Gary R. Dalke
Chief Financial Officer

Signature Page to Contribution, Conveyance and Assumption Agreement